UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2017

WASHINGTON TRUST BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)

Rhode Island	001-32991	05-0404671
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

23 Broad Street
Westerly, Rhode Island	02891
(Address of Principal Executive Offices)	(Zip Code)

(401) 348-1200
(Registrant's telephone number, including area code)

N/A
(Former name or address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the
Exchange Act. ☐

Item 7.01 Regulation FD Disclosure

Washington Trust Bancorp, Inc. (the “Corporation”) is providing additional information with respect to the isolated external fraud matter referenced in its press release dated October 23, 2017.

Earlier in 2017, a customer of The Washington Trust Company, of Westerly (the “Bank”), a wholly-owned subsidiary of the Corporation, reported that two checks that were mailed by the customer to a vendor were altered to change the payee on the checks and increase the amount of one of the checks.  The checks were diverted and deposited by an unknown party at another bank. The altered checks then passed through the banking system in a routine manner and were charged against the customer’s account at the Bank. The Bank has reimbursed its customer for the amount inappropriately charged against the customer’s account.  Despite demand by us, the other bank has refused to return the funds since we notified them of the event several months ago.  The Bank is currently pursuing legal action against the other bank to recover the lost funds, which represents the $570,000 expense amount reported in the press release.  At this time, the Bank is unable to determine the eventual outcome of this action.  No employee or customer of the Bank was involved in the fraudulent activity.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WASHINGTON TRUST BANCORP, INC.
Date: October 31, 2017	By:	/s/ David V. Devault
David V. Devault
Vice Chair, Secretary and Chief Financial Officer